UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

CEL-SCI CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802
Vienna, VA 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 3.02    Unregistered Sales of Equity Securities

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of the shares described in Section 1.01 of this report. The person who acquired these shares was a sophisticated investor and was provided full information regarding the Company’s business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person who acquired these shares acquired them for its own account. The certificates representing the shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of these shares.

Item 1.01    Entry Into a Material Definitive Agreement.

As of August 15, 2017 the Company was indebted to Ergomed, plc for services provided by Ergomed in connection with the Company’s Phase III clinical trial. On August 15, 2017 the Company agreed to issue Ergomed 480,000 restricted shares of the Company’s common stock in partial payment of the amount the Company owed Ergomed.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10(uuu)	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017
CEL-SCI CORPORATION

By: /s/Geert Kersten
        Geert Kersten
        Chief Executive Officer

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